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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-71807 and 333-60379) of our report dated February 24, 1999 appearing on page F-2 of Corporate Office Properties Trust's Annual Report on Form 10-K for the year ended December 31, 1998.

PricewaterhouseCoopers LLP
Washington, DC

March 29, 1999